UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 25, 2012


                               RANGO ENERGY, INC.
                             (fka Avro Energy, Inc.)
             (Exact name of registrant as specified in its charter)

          NEVADA                      333-141686                20-8387017
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

                              213 E. Arkansas Ave.
                                Vivian, Louisiana
                                   71082, USA
                    (Address of principal executive offices)

                             Telephone: 318-734-4737
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 25, 2012, the Company entered into various agreements with certain of its creditors to convert various outstanding loans into restricted shares of the Company. The total amount owing to its creditors was $100,000, and each agreed to the issuance of restricted shares of the Company to settle this outstanding debt. As a result, the Company has agreed to issue a total of 100,000,000 shares in settlement of this debt, at a price of $0.001 per share.

The issuance of the Shares to the creditors was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

RESIGNATION OF DONNY FITZGERALD, APPOINTMENT OF CHARLES PAUL GEORGE

On May 26, 2012, the Company accepted the resignation of Donny Fitzgerald as sole Director, President and Secretary, and appointed Charles Paul George as the sole Director, President, and Secretary of the Company.

Charles Paul George, age 77, resides in Bossier City, Louisiana, and has been active as an oil and gas landman for over 50 years. For the past five years, Mr. George has been a private consultant to both major and medium-sized oil and gas companies, providing land title work on oil and gas leases throughout Louisiana, Arkansas, and Texas.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RANGO ENERGY INC.


Date: May 30, 2012                         /s/ Charles Paul George
                                           -------------------------------------
                                           Charles Paul George


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